ITEM 77Q(1)(a) -

EXHIBIT A
to the
Distribution Plan

FEDERATED INCOME SECURITIES TRUST:

Federated Muni and Stock Advantage Fund

Class A Shares

     This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Income Securities Trust with respect to the Class A Shares of the portfolio of the Trust set forth above.
     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Class A Shares of Federated Income Securities Trust held during the month.
     Witness the due execution hereof this 1st day of March, 2004.


FEDERATED INCOME SECURITIES TRUST


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President


EXHIBIT B
to the
Distribution Plan

FEDERATED INCOME SECURITIES TRUST:

Federated Short-Term Income Fund

Class A Shares

     This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Income Securities Trust with respect to the Class A Shares of the portfolio of the Trust set forth above.
     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.50 of 1% of the average aggregate net asset value of the Class A Shares of Federated Income Securities Trust held during the month.
     Witness the due execution hereof this 1st day of March, 2004.


FEDERATED INCOME SECURITIES TRUST


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President


EXHIBIT C
to the
Distribution Plan

FEDERATED INCOME SECURITIES TRUST:

Federated Capital Income Fund
Federated Fund for U.S. Government Securities
Federated Muni and Stock Advantage Fund

Class C Shares

     This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Income Securities Trust with respect to the Class C Shares of the portfolios of the Trust set forth above.
     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class C Shares of Federated Income Securities Trust held during the month.
     Witness the due execution hereof this 1st day of March, 2004.


FEDERATED INCOME SECURITIES TRUST


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President


EXHIBIT D
to the
Distribution Plan

FEDERATED INCOME SECURITIES TRUST:

Federated Capital Income Fund

Class F Shares

     This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Income Securities Trust with respect to the Class F Shares of the portfolio of the Trust set forth above.
     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Class F Shares of Federated Income Securities Trust held during the month.
     Witness the due execution hereof this 1st day of March, 2004.


FEDERATED INCOME SECURITIES TRUST


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President


EXHIBIT E
to the
Distribution Plan

FEDERATED INCOME SECURITIES TRUST:

Federated Intermediate Income Fund
Federated Short-Term Income Fund

Institutional Service Shares

     This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Income Securities Trust with respect to the Institutional Service Shares of the portfolio of the Trust set forth above.
     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Institutional Service Shares of Federated Income Securities Trust held during the month.
     Witness the due execution hereof this 1st day of March, 2004.


FEDERATED INCOME SECURITIES TRUST


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President